                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                      DOBSON COMMUNICATIONS CORPORATION

     The undersigned, Everett R. Dobson and Stephen T. Dobson, certify that they are the President and Secretary, respectively, of DOBSON COMMUNICATIONS CORPORATION, a corporation organized and existing under the laws of the State of Oklahoma (the "Corporation"), and do hereby further certify as follows:

     1.   The name of this Corporation is DOBSON COMMUNICATIONS CORPORATION.

     2. The name under which the Corporation was originally incorporated was Dobson Holdings Corporation and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Oklahoma on February 3, 1997.

     3. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 1077 and 1080 of the General Corporation Act of Oklahoma (the "Act") by the written consent of the holders of not less than a majority of the outstanding stock of the Corporation entitled to vote thereon, and written notice of the corporate action has been given to the stockholders of the Corporation who have not so consented in writing, all in accordance with the provisions of Section 1080 of the Act.

     4. The text of the Certificate of Incorporation of the Corporation is amended and restated to read in its entirety as follows:

                                     ARTICLE I.

                                        NAME

     The name of the Corporation is:

                          DOBSON COMMUNICATIONS CORPORATION

                                     ARTICLE II.


                            REGISTERED OFFICE AND AGENT

     The address of the Corporation's registered office in the State of Oklahoma is 13439 North Broadway Extension, Oklahoma City, Oklahoma County, Oklahoma 73114. The registered agent is Everett R. Dobson.

                                    ARTICLE III.

                                      PURPOSES

     The nature of the business and the purpose of the Corporation shall be to engage in any lawful act or activity and to pursue any lawful purpose for which a corporation may be formed under the Act. The Corporation is authorized to exercise and enjoy all powers, rights and privileges which corporations organized under the Act may have as in force from time to time, including, without limitation, all powers, rights and privileges necessary or convenient to carry out the purposes of the Corporation.

                                    ARTICLE IV.

                          RECLASSIFICATION AND STOCK SPLIT

     Immediately upon the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Oklahoma (the "Effective Date"), (a) each share of Class A Common Stock, par value $.001 per share, outstanding immediately prior to the Effective Date ("Old Class A Common Stock") shall be, without further action by the Corporation or any holder thereof, changed, converted and reclassified into a number of shares of newly authorized Class B Common Stock, par value $.001 per share ("Class B Common Stock") equal to the number of shares representing a 111.44 for 1 stock split for each share (the "Class A Conversion Factor"), and each certificate then outstanding stating on its face that it represents shares of Old Class A Common Stock existing prior to the Effective Date, shall automatically represent, from and after the Effective Date, a number of shares of Class B Common Stock equal to the number of shares on the face of the certificate of Old Class A Common Stock existing prior to the Effective Date multiplied by the Class A Conversion Factor; (b) each share of Class B Common Stock, par value $.001 per share, outstanding immediately prior to the Effective Date ("Old Class B Common Stock") shall be, without further action by the Corporation or any holder thereof, changed, converted and reclassified into a number of shares of newly authorized Class A Common Stock, par value $.001 per share ("Class A Common Stock"), equal to the number of shares representing a 111.44 for 1 stock split for each share (the "Class B Conversion Factor"), and each certificate then outstanding stating on its face that it represents shares of Old Class B Common Stock existing prior to the Effective Date, shall automatically represent, from and after the Effective Date, a number of shares of Class A Common Stock equal to the number of shares on the face of the certificate of Old Class B Common Stock existing prior to the Effective Date multiplied by the Class B Conversion Factor, and (c) each share of Class C Comon Stock, par value $.001 per share, outstanding immediately prior to the Effective Date shall be, without further action by the Corporation or any holder thereof, changed, converted and reclassified into a number of shares of Class A Common Stock equal to the number of shares representing a 111.44 for 1 stock split for each share (the "Class C Conversion Factor"), and each certificate then outstanding stating on its face that it represents shares of Class C Common Stock existing prior to the Effective Date, shall automatically represent, from and after the Effective Date, a number of shares of Class A Common Stock equal to the number of shares on the face of the certificate of Class C Common Stock existing prior to the Effective Date multiplied by the Class C Conversion Factor; (d) each authorized but unissued share of Old Class B Common Stock shall be redesignated as Class D Common Stock, par value $.001 per share ("New Class D Common Stock"), and (e) each authorized but unissued share of Class C Common Stock shall continue to be designated as Class C Common Stock. In connection with the stock splits described in this Article IV, no fractional shares of newly authorized Class A Common Stock and newly authorized Class B Common Stock shall be issued. Each fractional share of newly authorized Class A Common Stock and newly authorized Class B Common Stock which would otherwise be issued pursuant to this ARTICLE IV shall be rounded to the nearest whole share.

                                     ARTICLE V.

                                   CAPITAL STOCK

          5.1 AUTHORIZED CAPITAL STOCK. The maxImum number of shares of capital stock which the Corporation shall have authority to issue is Two Hundred Fifty One Million Thirty Seven Thousand Two Hundred Twenty Six (251,037,226) shares of capital stock, of which One Hundred Seventy Five Million (175,000,000) shares shall be Class A Common Stock, par value $.001 per share; Seventy Million (70,000,000) shares shall be Class B Common Stock, par value $.001 per share; Four Thousand Two Hundred Twenty Six (4,226) shares shall be Class C Common Stock, par value $.001 per share; and Thirty Three Thousand (33,000) shares shall be Class D Common Stock, par value $.001 per share (the Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock shall collectively be referred to as the "Common Stock"), and of which Six Million (6,000,000) shares shall be preferred stock, par value $1.00 per share (the "Preferred Stock"), of which Seven Hundred Thirty Four Thousand (734,000) shares have been designated as 12 1/4% Senior Exchangeable Preferred Stock, Five Hundred Thousand (500,000) shares have been designated as 13% Senior Exchangeable Preferred Stock due 2009, and Forty Thousand (40,000) shares have been designated as Class E Preferred Stock. The Common Stock and the Preferred Stock are sometimes referred to herein as the "Capital Stock" of the Corporation.

          5.2  PREFERRED STOCK; CERTIFICATES OF DESIGNATION.

          5.2.1 PREFERRED STOCK. The Preferred Stock may be issued in one or more series. The Corporation's Board of Directors is hereby expressly authorized without further action by the Corporation's stockholders, subject to limitations prescribed by the Act, to authorize and otherwise provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Oklahoma, to establish from time to time the number of shares to be included in each such series, to determine the powers, designations, preferences and relative, participating, optional or other special rights, including voting rights, and the qualifications, limitations and restrictions thereof, of each series of Preferred Stock and may increase or decrease the number of shares within each such series;

provided, however, that the Corporation's Board of Directors may not decrease the number of shares within a series to less than the number of shares within such series that are then outstanding and may not increase the number of shares within a series above the total number of authorized shares of Preferred Stock for which the powers, designations, preferences and rights have not otherwise been set forth herein. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                         (a) the number of shares constituting that series and the distinctive designation of that series;

                         (b) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                         (c) whether that series shall have voting, optional and/or special rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights, including, without limitation, the right to elect one or more members of the Board of Directors;

                         (d) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                         (e) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                         (f) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                         (g) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                         (h) the preferences and relative rights among the series of the Preferred Stock.

          5.2.2 CERTIFICATE OF DESIGNATION FOR THE 12 1/4% SENIOR EXCHANGEABLE PREFERRED STOCK. The powers, preferences and relative, participating, optional and other special rights of the 12 1/4% Senior Exchangeable Preferred Stock previously issued in two series, and the qualifications, limitations and restrictions thereof, are set forth on EXHIBIT A hereto, which is incorporated herein by this reference.

          5.2.3     CERTIFICATE OF DESIGNATION FOR THE 13% SENIOR
EXCHANGEABLE PREFERRED STOCK DUE 2009. The powers, preferences and relative, participating, optional and other special rights of the 13% Senior Exchangeable Preferred Stock due 2009, and the qualifications, limitations and restrictions thereof, are set forth on EXHIBIT B hereto, which is incorporated herein by this reference.

          5.2.4 CERTIFICATE OF DESIGNATION FOR THE CLASS D PREFERRED STOCK. The powers, preferences and relative, participating, optional and other special rights of the Class D Preferred Stock, and the qualifications, limitations and restrictions thereof, are set forth on EXHIBIT C hereto, which is incorporated herein by this reference.

          5.2.5 CERTIFICATE OF DESIGNATION FOR THE CLASS E PREFERRED STOCK. The powers, preferences and relative, participating, optional and other special rights of the Class E Preferred Stock, and qualifications, limitations and restrictions thereof, are set forth on EXHIBIT D hereto, which is incorporated herein by this reference.

          5.3 PROVISIONS APPLICABLE TO ALL CLASSES OF COMMON STOCK. Except as otherwise required by the Act or as otherwise provided in this ARTICLE V, the rights and preferences of the Class A Common Stock, the Class B Common Stock, the Class C Common Stock and the Class D Common Stock, on a Fully Converted Basis, shall be identical. As used in this Amended and Restated Certificate of Incorporation, the term "Fully Converted Basis" shall mean, with respect to the Class C Common Stock and Class D Common Stock, the number of shares of Class A Common Stock which would be issued to and held by the holders of all outstanding shares of Class C Common Stock and Class D Common Stock had all outstanding shares of Class C Common Stock and Class D Common Stock been converted into Class A Common Stock pursuant to Section 5.7 immediately prior to the occurrence of the related event or action.

          5.3.1 VOTING RIGHTS. Except as otherwise required by the Act or other applicable law, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class with respect to all matters submitted to a vote of stockholders with each holder having the number of votes specified below. The holders of Class A Common Stock shall be entitled to one (1) vote per share in person or by written proxy at all annual or special meetings of the Corporation and on matters in which the holders of Common Stock are entitled to vote. The holders of Class B Common Stock shall be entitled to one (1) vote per share, in person or by written proxy with respect to any proposal that the Corporation engage in a "Rule 13e-3 transaction" as defined in Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended, and any successor rule or regulation, and to ten (10) votes per share, in person or by written proxy, at all annual or special meetings of the Corporation and on all other matters in which the holders of Common Stock shall be entitled to vote. Except as otherwise required by the Act or other applicable law, the holders of Class C Common Stock and Class D Common Stock will have no voting powers whatsoever, and no holder of Class C Common Stock or Class D Common Stock shall vote on or otherwise participate in any proceedings in which action shall be taken by the Corporation or the shareholders thereof. The holders of Class C Common Stock and Class D Common Stock shall not be entitled to notification as to any meeting of the Board of Directors or of the shareholders. The holders of Class A Common Stock and Class B Common Stock shall each be entitled to vote separately as a class with respect to (A) amendments to this Amended and Restated Certificate of Incorporation that alter or change the powers, preferences or special rights of their respective classes of stock so as to affect them adversely and (B) such other matters as require class votes under the Act or other applicable laws.

          5.3.2 STOCK SPLITS. The Corporation shall not in any manner subdivide (by any stock split, reclassification, stock dividend, recapitalization or otherwise) or combine the outstanding shares of one class of Common Stock unless the outstanding shares of all classes of Common Stock shall be proportionately subdivided or combined; provided, however, that the Corporation shall effect the reclassification and stock split set forth in
ARTICLE IV upon the filing of this Amended and Restated Certificate of Incorporation. Notwithstanding anything herein to the contrary, additional shares of Class B Common Stock may be issued to holders of Class B Common Stock only upon a stock split or stock dividend of all classes of the Company's stock on a pro rata basis.

          5.3.3 LIQUIDATION RIGHTS. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, after payment shall have been made to holders of outstanding Preferred Stock, if any, of the full amount to which they are entitled pursuant to this Amended and Restated Certificate of Incorporation and any resolutions that may be adopted from time to time by the Corporation's Board of Directors for the purpose of fixing the designations, preferences, rights and restrictions of any series of Preferred Stock, the holders of Common Stock shall be entitled to share ratably, in accordance with the number of shares of Common Stock held by each such holder, in all remaining assets of the Corporation available for distribution among the holders of Class A Common Stock, Class B Common Stock, Class C Common Stock, on a Fully Converted Basis, and Class D Common Stock, on a Fully Converted Basis. For purposes of this paragraph, neither the consolidation or merger of the Corporation with or into any other entity or entities pursuant to which the holders of Capital Stock of the Corporation receive capital stock and/or other securities (including debt securities) of the acquiring entity (or of the direct or indirect parent entity of the acquiring entity), nor the sale, lease or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation as those terms are used in this paragraph.

          5.3.4 DIVIDENDS. If and when dividends on the Class A Common Stock, Class B Common Stock, Class C Common Stock or Class D Common Stock are declared payable from time to time by the Board of Directors as provided in this SECTION 5.3.4, whether payable in cash, in property or in shares of Class A Common Stock or Class B Common Stock of the Corporation to the holders of Class A Common Stock, Class B Common Stock, Class C Common Stock or Class D Common Stock, such dividends shall be payable at the same rate and at the same time on all classes of Common Stock including, with respect to the Class C Common Stock and the Class D Common Stock, on a Fully Converted Basis. Dividends payable in respect of Class A Common Stock shall be payable only in additional shares of Class A Common Stock to holders of Class A Common Stock, and dividends payable to holders of Class C Common Stock and Class D Common Stock shall be payable only in additional shares of Class A Common Stock, on a Fully Converted Basis. Dividends payable in respect of Class B Common Stock shall be payable in shares of Class B Common Stock only to holders of Class B Common Stock. No dividends shall be payable in shares of Class C Common Stock or Class D Common Stock. If the Corporation shall in any manner subdivide or combine the outstanding shares of any class of Common Stock, the outstanding shares of the other such class of Common Stock shall be proportionally subdivided or combined in the same manner and on the same basis as the outstanding shares of Common Stock that have been subdivided or combined. The Corporation shall not declare a dividend on one class of Common Stock unless it shall declare an essentially equivalent and identical dividend (other than in respect of voting rights as provided above in the case of in-kind dividends) on all other classes of outstanding Common Stock.

          5.4  TRANSFER OF CLASS B COMMON STOCK.

          5.4.1 CLASS B PERMITTED TRANSFEREES. A Beneficial Owner (as hereinafter defined) of shares of Class B Common Stock (herein referred to in this Section as a "Class B Stockholder") may transfer, directly or indirectly, shares of Class B Common Stock, whether by sale, assignment, gift or otherwise, only to a Class B Permitted Transferee (as hereinafter defined) and no Class B Stockholder may otherwise transfer record or Beneficial Ownership (as hereinafter defined) of any shares of Class B Common Stock. In the event of any attempted transfer of the Beneficial Ownership of any shares of Class B Common Stock in violation of the limitation provided in the preceding sentence, the shares of Class B Common Stock with respect to which the transfer of such Beneficial Ownership has been attempted shall be deemed to have been converted automatically, without further deed or action by or on behalf of any person, into the same number of shares of Class A Common Stock.

          "Class B Permitted Transferee" shall mean, if the Class B Stockholder is an individual:

                         (a) the estate of the Class B Stockholder or any legatee, heir or distributee thereof; provided, however, that the estate of such Class B Stockholder may transfer shares of Class B Common Stock only to a Class B Transferee pursuant to paragraphs 5.4.1(b), 5.4.1(c) or 5.4.1(d) below;

                         (b)  the spouse of the Class B Stockholder;

                         (c) any parent or grandparent and any lineal descendant (including any adopted child) of any parent or grandparent of the Class B Stockholder or of the Class B Stockholder's spouse;

                         (d) any guardian or custodian (including a custodian for purposes of the Uniform Gift to Minors Act or Uniform Transfers to Minors Act) for, or any executor, administrator, conservator and/or other legal representative of, the Class B Stockholder and/or any Class B Permitted Transferee or Class B Permitted Transferees thereof;

                         (e) a trust (including a voting trust), and any savings or retirement account, such as an individual retirement account for purposes of federal income tax laws, whether or not involving a trust, principally for the benefit of such Class B Stockholder and/or any Class B Permitted Transferee thereof, including any trust in respect of which such Class B Stockholder and/or Founding Investor (as hereafter defined) or a Class B Permitted Transferee of such Founding Investor pursuant to paragraphs 5.4.1(b), 5.4.1(c) and 5.4.1(d) above has any general or special power of appointment or general or special non-testamentary power or special testamentary power of appointment limited to any Class B Permitted Transferee or Class B Permitted Transferees, so long as one or more trustees of such trust or savings or retirement account is a Class B Permitted Transferee thereof, a bank, trust company or other financial institution having trust powers.

                         (f) any corporation, partnership or other business entity if Substantial Beneficial Ownership (as hereinafter defined) thereof is held by such Class B Stockholder and/or any Class B Permitted Transferee thereof, one or more Class B Permitted Transferees thereof; provided, however, that if such Class B Stockholder, and all Class B Permitted Transferees thereof, cease, for whatever reason, to hold Substantial Beneficial Ownership of such corporation, partnership or other business entity, then any and all shares of Class B Common Stock that such corporation, partnership or other business entity is the Beneficial Owner of shall be deemed to be converted automatically, without further deed or action by or on behalf of any person, into shares of Class A Common Stock; and

                         (g) Russell L. Dobson, Everett R. Dobson, Stephen T. Dobson and the Dobson CC Limited Partnership, an Oklahoma limited partnership (each a "Founding Investor").

          "Class B Permitted Transferee" shall mean, if the Class B Stockholder is a corporation, partnership, limited liability company, business trust or other business entity:

          (h) any trust (including any voting or liquidating trust) principally for the benefit of an individual Class B Stockholder and/or any Class B Permitted Transferee or Class B Permitted Transferees of such individual;

          (i) any corporation, partnership or other business entity if, immediately following the transfer to such corporation, partnership or other business entity, direct or indirect Substantial Beneficial Ownership (as hereafter defined) thereof is held by such Class B Stockholder, its direct or indirect majority owned parent, subsidiaries and affiliates, and/or by any Class B Permitted Transferee thereof; provided, however, that if such Class B Stockholder and all Class B Permitted Transferees thereof, cease, for whatever reason, to hold Substantial Beneficial Ownership of such corporation, partnership or other business entity, then any and all shares of Class B Common Stock that such corporation, partnership or other business entity is the Beneficial Owner of shall be deemed to be converted automatically, without further deed or action by or on behalf of any person, into shares of Class A Common Stock;

          (j) Dobson CC Limited Partnership, an Oklahoma limited partnership and and any of its partners as of the date of this Amended and Restated Certificate of Incorporation and their partners who receive such shares, by way of dividend or distribution (upon dissolution, liquidation or otherwise);

          (k) if the Class B Stockholder is a corporation, its Permitted Transferees shall also include its majority owned parent corporation, if any, and one or more of its majority owned subsidiaries or majority owned subsidiaries of its majority owned parent corporation; provided that such transfer will not result in Beneficial Ownership of any of such shares by any person who did not have the power to control such corporation, partnership or business entity at the time such corporation, partnership or business entity first acquired Beneficial Ownership of such shares of Class B Common Stock; and

          (l) any Founding Investor or any Class B Permitted Transferee of a Founding Investor pursuant to paragraphs 5.4.1(b), 5.4.1(c) and 5.4.1(d) above.

          5.4.2 TRANSFERS TO BENEFICIAL OWNERS. Any person who holds shares of Class B Common Stock for the Beneficial Ownership of another, including (A) any broker or dealer in securities; (B) any clearing house; (C) any bank, trust company, savings and loan association or other financial institution; (D) any other nominee; and (E) any savings plan or account or related trust, such as an individual retirement account, may transfer such shares to the person or persons for whose benefit it holds such shares. Notwithstanding anything to the contrary set forth herein, any holder of Class B Common Stock may pledge such shares to a bank or other financial institution as pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares may not be transferred to or registered in the name of the pledgee unless such pledgee is a Class B Permitted Transferee. In the event of foreclosure or other similar action by the pledgee, such pledged shares shall automatically, without any act or deed on the part of the Corporation or any other person, be converted into shares of Class A Common Stock unless within five business days after such foreclosure or similar event such pledged shares are returned to the pledgor or transferred to a Class B Permitted Transferee. The foregoing provisions of this paragraph shall not be deemed to restrict or prevent any transfer of such shares, subject to any automatic conversions into Class A Common Stock, depending on whether the transferee is a Class B Permitted Transferee, by operation of law upon incompetence or death of any Class B Stockholder.

          5.4.3 EFFECT OF PROHIBITED TRANSFER. Any transferee of shares of Class B Common Stock pursuant to a transfer made in violation of this Section shall have no rights as stockholder of the Corporation and no other rights against or with respect to the Corporation except the right to receive the same number of shares of Class A Common Stock upon the automatic conversion of such transferred shares of Class B Common Stock.

          5.4.4 PROOF OF PERMITTED TRANSFER. The Corporation and any transfer agent of Class B Common Stock may as a condition to the transfer or the registration of any transfer of shares of Class B Common Stock permitted by this SECTION 5.4 require the furnishing of such affidavits or other proof as they deem necessary to establish that such transferee is a Class B Permitted Transferee.

          5.4.5 For purposes of this SECTION 5.4: (A) the term "Beneficial Ownership" in respect of shares of Class B Common Stock shall mean possession of the power and authority, either singly or jointly with another, to vote or dispose of or to direct the voting or disposition of such shares and the term "Beneficial Owner" in respect of shares of Class B Common Stock shall mean the person or persons who possess such power and authority; and (B) the term "Substantial Beneficial Ownership" in respect of any corporation, partnership or other business entity shall mean possession of the power and authority, either singly or jointly with another, to vote or dispose of, or to direct the voting or disposition of, securities representing at least a

50.1% of the total combined voting power of all securities entitled to vote, considered as one class, in such corporation, partnership or other business entity.

          5.5  CONVERSION OF CLASS B COMMON STOCK BY HOLDER.

          5.5.1 RIGHT TO CONVERT TO CLASS A COMMON STOCK. Subject to any necessary approvals by the Federal Communications Commission and of any other federal or state regulatory authority, the holders of each share of Class B Common Stock shall have the right at any time, or from time to time, at such holder's option, to convert such share into one fully paid and nonassessable share of Class A Common Stock on and subject to the terms and conditions hereinafter set forth.

          5.5.2 METHOD OF CONVERSION. In order to exercise his conversion privilege, the holder of any shares of Class B Common Stock to be converted shall present and surrender the certificate or certificates representing such shares during usual business hours at any office or agency of the Corporation maintained for the transfer of Class B Common Stock and shall deliver a written notice of the election of the holder to convert the shares represented by such certificate or any portion thereof specified in such notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Class A Common Stock issuable on such conversion shall be registered. If required by the Corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or his duly authorized representative. Each conversion of shares of Class B Common Stock shall be deemed to have been effected on the date (the "conversion date") on which the certificate or certificates representing such shares shall have been surrendered and such notice and any required instruments of transfer shall have been received as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable on such conversion shall be, for the purpose of receiving dividends and for all other corporate purposes whatsoever, deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby on the conversion date.

          5.5.3 ISSUANCE OF CLASS A COMMON STOCK UPON CONVERSION. As promptly as practicable after the presentation and surrender for conversion, as herein provided, of any certificate for shares of Class B Common Stock, the Corporation shall issue and deliver at such office or agency, to or upon the written order of the holder thereof, certificates for the number of shares of Class A Common Stock issuable upon such conversion. In case any certificate for shares of Class B Common Stock shall be surrendered for conversion of a part only of the shares represented thereby, the Corporation shall deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Class B Common Stock represented by such surrendered certificate that are not being converted. The issuance of certificates for shares of Class A Common Stock issuable upon the conversion of shares of Class B Common Stock by the registered holder thereof shall be made without charge to the converting holder for any tax imposed on the Corporation in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax that may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the registered holder of the shares being converted, and the Corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the Corporation the amount of such tax or has established to the satisfaction of the Corporation that such tax has been paid.

          5.5.4 DIVIDENDS RELATED TO CONVERSION. Upon any conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant hereto, no adjustment with respect to cash dividends shall be made; only those cash dividends shall be payable on the shares so converted as have been declared and are payable to holders of record of shares of Class B Common Stock on a date prior to the conversion date with respect to the shares so converted; and only those cash dividends shall be payable on shares of Class A Common Stock issued upon such conversion as have been declared and are payable to holders of record of shares of Class A Common Stock on or after such conversion date.

          5.5.5 RETIREMENT OF CONVERTED SHARES. Shares of Class B Common Stock converted into Class A Common Stock shall be retired and cancelled, and shall not be reissued.

          5.5.6 RESERVATION OF SHARES OF CLASS A COMMON STOCK. Such number of shares of Class A Common Stock as may from time to time be required for such purpose shall be reserved for issuance upon conversion of outstanding shares of Class B Common Stock.

          5.5.7 MERGERS, CONSOLIDATIONS, SALES OF ASSETS. In the case of a merger or consolidation which reclassifies or changes the shares of Common Stock, or in the case of the consolidation or merger of the Corporation with or into another corporation or corporations or the transfer of all or substantially all of the assets of the Corporation to another corporation or corporations, each share of Class B Common Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of shares of Class A Common Stock would have been entitled upon such reclassification, change, consolidation, merger or transfer, and, in any such case, appropriate adjustment (as determined in good faith by the Corporation's Board of Directors) may be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Class B Common Stock to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any shares of stock or other securities on property thereafter deliverable upon the conversion of shares of Class B Common Stock, including, but not limited to, the provisions set forth in SECTION 5.3.1 with respect to the ten (10) votes per share allocable to each share of Class B Common Stock as compared to the one vote per share allocable to each share of Class A Common Stock. In case of any such merger or consolidation, the resulting or surviving corporation (if not the Corporation) shall expressly assume the obligation to deliver, upon conversion of the Class B Common Stock, such stock or other securities or property as the holders of the Class B Common Stock remaining outstanding shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion rights provided for in this
ARTICLE V.

          5.6  TRANSFER OF CLASS C COMMON STOCK AND CLASS D COMMON STOCK.

          5.6.1 CLASS C TRANSFERS. In the event of any attempted transfer of the Beneficial Ownership of any shares of Class C Common Stock, the shares of Class C Common Stock with respect to which the transfer of such Beneficial Ownership has been attempted shall be deemed to have been converted automatically, without further deed or action by or on behalf of any person, into the shares of Class A Common Stock as provided in
Section 5.7.

          5.6.2 CLASS D TRANSFERS. In the event of any attempted transfer of the Beneficial Ownership of any shares of Class D Common Stock, the shares of Class D Common Stock with respect to which the transfer of such Beneficial Ownership has been attempted shall be deemed to have been converted automatically, without further deed or action by or on behalf of any person, into the shares of Class A Common Stock as provided in Section 5.7.

          5.6.3 TRANSFERS TO BENEFICIAL OWNERS. Any person who holds shares of Class C Common Stock or Class D Common Stock for the Beneficial Ownership of another, including (A) any broker or dealer in securities; (B) any clearing house; (C) any bank, trust company, savings and loan association or other financial institution; (D) any other nominee; and (E) any savings plan or account or related trust, such as an individual retirement account, may transfer such shares to the person or persons for whose benefit it holds such shares. Notwithstanding anything to the contrary set forth herein, any holder of Class C Common Stock may pledge such shares to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, and such shares may be transferred to or registered in the name of the pledgee. In the event of foreclosure or other similar action by the pledgee, such pledged shares shall automatically, without any act or deed on the part of the Corporation or any other person, be converted into the number of shares of Class A Common Stock as provided in Section 5.7.

          5.6.4 EFFECT OF PROHIBITED TRANSFER. Any transferee of shares of Class C Common Stock or Class D Common Stock pursuant to a transfer made in violation of this Section shall have no rights as stockholder of the Corporation and no other rights against or with respect to the Corporation except the right to receive the same number of shares of Class A Common Stock upon the automatic conversion of such transferred shares of Class C Common Stock or Class D Common Stock. Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation, the Corporation shall, to the full extent permitted by law, be entitled to issue shares of Class C Common Stock or Class D Common Stock to any person from time to time.

          5.6.5 For purposes of this Section: (A) the term "Beneficial Ownership" in respect of shares of Class C Common Stock or Class D Common Stock shall mean possession of the power and authority, either singly or jointly with another, to vote or dispose of or to direct the voting or disposition of such shares and the term "Beneficial Owner" in respect of shares of Class C Common Stock or Class D Common Stock shall mean the person or persons who possess such power and authority.

          5.7 CONVERSION OF CLASS C COMMON STOCK OR CLASS D COMMON STOCK BY HOLDER.

          5.7.1 RIGHT TO CONVERT TO CLASS A COMMON STOCK. A holder of each share of Class C Common Stock and a holder of each share of Class D Common Stock shall have the right at any time, or from time to time, at such holder's option, to convert such share into One Hundred Eleven and 44/100 (111.44) shares, rounded to the nearest number of whole shares, of fully paid and nonassessable shares of Class A Common Stock (the "Class C and Class D Conversion Ratio") on and subject to the terms and conditions hereinafter set forth.

          5.7.2 METHOD OF CONVERSION. In order to exercise his conversion privilege, the holder of any shares of Class C Common Stock and the holder of any shares of Class D Common Stock to be converted shall present and surrender the certificate or certificates representing such shares during usual business hours at any office or agency of the Corporation maintained for the transfer of shares of Class C Common Stock or shares of Class D Common Stock and shall deliver a written notice of the election of the holder to convert the shares represented by such certificate or any portion thereof specified in such notice.

Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Class A Common Stock issuable on such conversion shall be registered. If required by the Corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or his duly authorized representative. Each conversion of shares of Class C Common Stock and Class D Common Stock shall be deemed to have been effected on the date (the "conversion date") on which the certificate or certificates representing such shares shall have been surrendered and such notice and any required instruments of transfer shall have been received as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable on such conversion shall be, for the purpose of receiving dividends and for all other corporate purposes whatsoever, deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby on the conversion date.

          5.7.3 ISSUANCE OF CLASS A COMMON STOCK UPON CONVERSION. As promptly as practicable after the presentation and surrender for conversion, as herein provided, of any certificate for shares of Class C Common Stock or Class D Common Stock, the Corporation shall issue and deliver at such office or agency, to or upon the written order of the holder thereof, certificates for the number of shares of Class A Common Stock issuable upon such conversion. In case any certificate for shares of Class C Common Stock or shares of Class D Common Stock shall be surrendered for conversion of a part only of the shares represented thereby, the Corporation shall deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Class C Common Stock or shares of Class D Common Stock represented by such surrendered certificate that are not being converted. The issuance of certificates for shares of Class A Common Stock issuable upon the conversion of shares of Class C Common Stock or Class D Common Stock by the registered holder thereof shall be made without charge to the converting holder for any tax imposed on the Corporation in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax that may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the registered holder of the shares being converted, and the Corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the Corporation the amount of such tax or has established to the satisfaction of the Corporation that such tax has been paid.

          The issue of certificates on conversion of Class C Common Stock and Class D Common Stock shall be made without charge to the converting holder for any tax in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Class A Common Stock in any name other than that of the holder of any shares of Class C Common Stock or Class D Common Stock converted, and the Corporation shall not be required to issue or deliver any certificate in respect of shares of Class C Common Stock or Class D Common Stock unless and until the person or persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

          All shares of Class A Common Stock which may be issued upon conversion of Class C Common Stock and Class D Common Stock will, upon issue, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof and free of pre-emptive rights.

          In case at any time the Corporation shall propose to:

                         (a) pay any dividend payable in shares of Class A Common Stock upon its Class A Common Stock or to make any distribution (other than a cash dividend or other cash distribution payable out of net income or undistributed earnings of the corporation) to the holders of its Class A Common Stock;

                         (b) offer for subscription pro rata to the holders of its Class A Common Stock any additional shares of any class or any other rights or warrants to purchase Class A Common Stock;

                         (c)  consolidate or merge with or into another person;

                         (d) effect any reorganization, reclassification, liquidation, dissolution or winding-up of the corporation; or

                         (e) take any other action which would require an adjustment in the Conversion Ratio;

then, and in any one or more such cases, the corporation shall cause at least ten days' notice thereof to be given to each holder of Class C Common Stock and Class D Common Stock of the date on which (x) the books of the corporation shall close, or a record be taken, for such dividend on Class A Common Stock, distribution or offering of rights or warrants or other action or (y) such consolidation, merger, reorganization, reclassification, liquidation, dissolution or winding-up shall be effective, as the case may be.

          5.7.4 DIVIDENDS RELATED TO CONVERSION. Upon conversion of shares of Class C Common Stock and Class D Common Stock into shares of Class A Common Stock pursuant hereto, no adjustment with respect to cash dividends shall be made; only those cash dividends shall be payable on the shares so converted as have been declared and are payable to holders of record of shares of Class C Common Stock and shares of Class D Common Stock on a date prior to the conversion date with respect to the shares so converted; and only those cash dividends shall be payable on shares of Class A Common Stock issued upon such conversion as have been declared and are payable to holders of record of shares of Class A Common Stock on or after such conversion date.

          5.7.5 RETIREMENT OF CONVERTED SHARES. Shares of Class C Common Stock and Class D Common Stock converted into Class A Common Stock shall be retired and cancelled, and shall not be reissued.

          5.7.6 RESERVATION OF SHARES OF CLASS A COMMON STOCK. Such number of shares of Class A Common Stock as may from time to time be required for such purpose shall be reserved for issuance upon conversion of outstanding shares of Class C Common Stock and of Class D Common Stock.

          5.7.7 MERGERS, CONSOLIDATIONS, SALES OF ASSETS. In the case of a merger or consolidation which reclassifies or changes the shares of Common Stock, or in the case of the consolidation or merger of the Corporation with or into another corporation or corporations or the transfer of all or substantially all of the assets of the Corporation to another corporation or corporations, each share of Class C Common Stock and each share of Class D Common Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Class A Common Stock into which each share of Class C Common Stock and each share of Class D Common Stock is then convertible would have been entitled upon such reclassification, change, consolidation, merger or transfer, and, in any such case, appropriate adjustment (as determined in good faith by the Corporation's Board of Directors) may be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Class C Common Stock and Class D Common Stock to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any shares of stock or other securities on property thereafter deliverable upon the conversion of shares of Class C Common Stock and Class D Common Stock.
In case of any such merger or consolidation, the resulting or surviving corporation (if not the Corporation) shall expressly assume the obligation to deliver, upon conversion of the Class C Common Stock and Class D Common Stock, such stock or other securities or property as the holders of the Class C Common Stock and Class D Common Stock remaining outstanding shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion rights provided for in this ARTICLE V.

          5.8 NO INTERFERENCE. Except as otherwise provided in ARTICLE X of this Amended and Restated Certificate of Incorporation, the Corporation will not close its books against the transfer of any share of Common Stock or of any of the shares of Common Stock issued or issuable upon the conversion of such shares of Common Stock in any manner which interferes with the timely conversion of any of such shares.

                                    ARTICLE VI.

                                     EXISTENCE

     The Corporation is to have a perpetual existence.

                                   ARTICLE VII.

                                 GENERAL PROVISIONS

          7.1 REGISTRATION OF TRANSFER OF CAPITAL STOCK. The Corporation shall maintain, or cause to be maintained, a register for the registration of Capital Stock. Upon the surrender of any certificate representing Capital Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate or certificates. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Capital Stock represented by such new certificate from the date to which dividends have been fully paid on such Capital Stock represented by the surrendered certificate. The issuance of new certificates shall be made without charge to the original holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

          7.2 REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of any class or series of Capital Stock, and in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class or series represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Capital Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

          7.3 ISSUANCE OF CAPITAL STOCK. The shares of all classes and series of Capital Stock of the Corporation may be issued by the Corporation from time to time for such consideration as from time to time may be fixed by the Board of Directors of the Corporation, provided that shares having a par value shall not be issued for a consideration less than such par value, as determined by the Board. At any time, or from time to time, the Corporation may grant rights or options to purchase from the Corporation any shares of its Capital Stock of any class or series (other than Class B Common Stock) to run for such period of time, for such consideration, upon such terms and conditions, and in such form as the Board of Directors of the Corporation may determine. The Board of Directors of the Corporation shall have authority, as provided by law, to determine that only a part of the consideration which shall be received by the Corporation for the shares of its Capital Stock having a par value be capital provided that the amount of the part of such consideration so determined to be capital shall at least be equal to the aggregate par value of such shares. The excess, if any, at any time of the total net assets of the Corporation over the amount so determined to be capital, as aforesaid, shall be surplus. All classes and series of Capital Stock of the Corporation shall be and remain at all times nonassessable.

     The Board of Directors of the Corporation is hereby expressly authorized, in its discretion, in connection with the issuance of any obligations or Capital Stock (other than Class

B Common Stock) of the Corporation (but without intending hereby to limit its general power so to do in other cases), to grant rights or options to purchase Capital Stock of the Corporation of any class or series upon such terms and during such period as the Board of Directors of the Corporation shall determine, and to cause such rights to be evidenced by such warrants or other instruments as it may deem advisable.

          7.4 INSPECTION OF BOOKS AND RECORDS. The Board of Directors of the Corporation shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law, unless and until authorized so to do by resolution of the Board of Directors or the stockholders of the Corporation.

          7.5 LOCATION OF MEETINGS, BOOKS AND RECORDS. Except as otherwise provided in the Bylaws, the stockholders of the Corporation and the Board of Directors of the Corporation may hold their meetings and have an office or offices outside of the State of Oklahoma, and, subject to the provisions of the laws of said State, may keep the books of the Corporation outside of said State at such places as may, from time to time, be designated by the Board of Directors.

                                   ARTICLE VIII.

                                     AMENDMENTS

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereinafter prescribed herein and by the laws of the State of Oklahoma, and all rights conferred upon stockholders herein are granted subject to this reservation.

     Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, (i) the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the issued and outstanding Class A Common Stock and Class B Common Stock having voting power, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with ARTICLES VIII, IX, X AND XI of this Amended and Restated Certificate of Incorporation and (ii) the affirmative vote of the holders of at least a majority of the outstanding shares of Class A Common Stock and the affirmative vote of the holders of at least a majority of the outstanding shares of Class B Common Stock, each voting separately as a class, shall be required to amend any other Article of this Amended and Restated Certificate of Incorporation.

                                    ARTICLE IX.

                              LIMITATION OF LIABILITY

          9.1 LIMITATION OF LIABILITY. To the fullest extent permitted by the Act as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted as of the date this Amended and Restated Certificate of Incorporation is filed with the

State of Oklahoma), and except as otherwise provided by the Act or in the Corporation's Bylaws, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          9.2 RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action, suit or proceeding by or in the right of the Corporation (hereinafter, a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation (including any subsidiary of the Corporation) or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter, an "indemnitee"), where the basis of such proceeding is an alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide for broader indemnification rights than permitted as of the date this Amended and Restated Certificate of Incorporation is filed with the State of Oklahoma), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection with the action, suit or proceeding, therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that except as provided in SECTION 9.3 of this ARTICLE IX with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this SECTION 9.2 of this ARTICLE IX shall be a contract right and shall include the obligation of the Corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter, an "advance of expenses"); provided, however, that if and to the extent that the Board of Directors of the Corporation requires, an advance of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same or lesser scope and effect as the foregoing indemnification of directors and officers.

          9.3 PROCEDURE FOR INDEMNIFICATION. Any indemnification of a director or officer of the Corporation or advance of expenses under SECTION
9.2 of this ARTICLE IX shall be made promptly, and in any event within forty-five days (or, in the case of an advance of expenses, twenty days) upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this ARTICLE IX is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advance of expenses, twenty days), the right to indemnification or advances as granted by this ARTICLE IX shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to
SECTION 9.2 of this ARTICLE IX, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The procedure for indemnification of other employees and agents for whom indemnification is provided pursuant to SECTION 9.2 of this ARTICLE IX shall be the same procedure set forth in this Section for directors or officers, unless otherwise set forth in the action of the Board of Directors of the Corporation providing for indemnification for such employee or agent.

          9.4 INSURANCE. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation (including any subsidiary of the Corporation), partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the Act.

          9.5 SERVICE FOR SUBSIDIARIES. Any director, officer, employee or agent of the Corporation serving as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture or other enterprise, at least 50% of whose equity interests are owned by the Corporation (hereinafter, a "subsidiary" for this ARTICLE IX) shall be conclusively presumed to be serving in such capacity if requested to do so by the Corporation.

          9.6 RELIANCE. Persons who after the date of the adoption of this provision are directors or officers of the Corporation or who, while a director, officer, employee or agent of the

Corporation, or who serves as a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this ARTICLE IX in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this ARTICLE IX shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

          9.7 NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to the advance of expenses conferred in this ARTICLE IX shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation or under any statute, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

          9.8 MERGER OR CONSOLIDATION. For purposes of this ARTICLE IX, references to "the Corporation" shall include any constituent corporation (including any constituent of a constituent) absorbed into the Corporation in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this ARTICLE IX with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

                                     ARTICLE X.

                             ALIEN OWNERSHIP OF STOCK

          10.1 APPLICABILITY. This ARTICLE X shall be applicable to the Corporation so long as the provisions of Section 310 of the Communications Act of 1934, as the same may be amended from time to time (the "Communications Act") (or any successor, provisions thereto) are applicable to the Corporation. As used herein, the term "alien" shall have the meaning ascribed thereto by the Federal Communications Commission ("FCC") on the date hereof and in the future as Congress or the FCC may change such meaning from time to time. If the provisions of Section 310 of the Communications Act (or any successor provisions thereto) are amended, the restrictions in this
ARTICLE X shall be amended in the same way, and as so amended, shall apply to the Corporation. The Board of Directors of the Corporation may make such rules and regulations as it shall deem necessary or appropriate to enforce the provisions of this ARTICLE X.

          10.2 VOTING. Except as otherwise provided by law, not more than twenty-five percent of the aggregate number of shares of Capital Stock of the Corporation outstanding in any class or series entitled to vote on any matter before a meeting of stockholders of the Corporation shall at any time be held for the account of aliens or their representatives or for the account of a foreign government or representative thereof, or for the account of any corporation organized under the laws of a foreign country.

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

          10.3 STOCK CERTIFICATES. Shares of Capital Stock issued to or held by or for the account of aliens and their representatives, foreign governments and representatives thereof, and corporations organized under the laws of foreign countries shall be represented by Foreign Share Certificates. All other shares of Capital Stock shall be represented by Domestic Share Certificates. All of such certificates shall be in such form not inconsistent with this Amended and Restated Certificate of Incorporation as shall be prepared or approved by the Board of Directors of the Corporation.

          10.4 LIMITATION ON FOREIGN OWNERSHIP. Except as otherwise provided by law, not more than twenty-five percent of the aggregate number of shares of Capital Stock of the Corporation outstanding shall at any time be owned of record by or for the account of aliens or their representatives or by or for the account of a foreign government or representatives thereof, or by or for the account of any corporation organized under the laws of a foreign country. Shares of Capital Stock shall not be transferable on the books of the Corporation to aliens or their representatives, foreign governments or representatives thereof, or corporations organized under the laws of foreign countries if, as a result of such transfer, the aggregate number of shares of Capital Stock owned by or for the account of aliens and their representatives, foreign governments and representatives thereof, and corporations organized under the laws of foreign countries shall be more then twenty-five percent of the number of shares of Capital Stock then outstanding. If it shall be found by the Corporation that Capital Stock represented by a Domestic Share Certificate is, in fact, held by or for the account of aliens or their representative, foreign governments or representatives thereof, or corporations organized under the laws of foreign countries, then such Domestic Share Certificate shall be canceled and a new certificate representing such Capital Stock marked "Foreign Share Certificate" shall be issued in lieu thereof, but only to the extent that after such issuance the Corporation shall be in compliance with this ARTICLE X; provided, however, that if, and to the extent, such issuance would violate this ARTICLE X, then, the holder of such Capital Stock shall not be entitled to vote, to receive dividends, or to have any other rights with regard to such Capital Stock to such extent, except the right to transfer such Capital Stock to a citizen of the United States.

          10.5 TRANSFER OF FOREIGN SHARE CERTIFICATES. Any Capital Stock represented by Foreign Share Certificates may be transferred either to aliens or non-aliens. In the event that any Capital Stock represented by a certificate marked "Foreign Share Certificate" is sold or transferred to a non-alien, then such non-alien shall be required to exchange such certificate for a certificate marked "Domestic Share Certificate." If the Board of Directors of the Corporation reasonably determines that a Domestic Share Certificate has been or is to be transferred to or for the account of aliens or their representatives, foreign governments or representatives thereof, or corporations organized under the laws of foreign countries, the Corporation shall issue a new certificate for the shares of Capital Stock transferred to the transferee marked "Foreign Shares Certificate", cancel the old Domestic Share Certificate, and record the transaction upon its books, but only to the extent that after such transfer is complete, the Corporation shall be in compliance with this ARTICLE X.

     Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation, the transfer or conversion of the Corporation's Capital Stock, whether voluntary or involuntary, shall not be permitted, and shall be ineffective, if such transfer or conversion would (i) violate (or would result in violation of) the Communications Act or any of the rules or regulations promulgated thereunder or (ii) require the prior approval of the FCC, unless such prior approval has been obtained.

                                    ARTICLE XI.

                                 BOARD OF DIRECTORS

          11.1 MANAGEMENT BY BOARD OF DIRECTORS. The business and affairs of the Corporation shall be under the direction of the Board of Directors.

          11.2 NUMBERS OF DIRECTORS. The number of directors which shall constitute the whole board shall be not less than three nor more than fifteen (plus such number of additional directors as the holders of Preferred Stock from time to time may be entitled to elect), and, except with respect to directors entitled to be elected by holders of Preferred Stock, shall be determined by resolution adopted by a vote of a majority of the entire board, or at an annual or special meeting of stockholders by the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the total combined voting power of the Common Stock entitled to vote generally in the election of directors voting together as a single class. The directors elected by the holders of Common Stock shall be divided into three classes, as nearly equal in number as may be practicable, to serve in the first instance until the annual meeting of stockholders to be held in 2001, 2002 and 2003, respectively, and until their successors shall be elected and shall qualify. At each annual meeting of stockholders beginning with the annual meeting in 2001, the successors to the class of directors whose terms expire at that time, shall be elected to serve for a term of three years and until their successors shall be elected and shall qualify. In the event of any increase or decrease in the number of directors, the additional or eliminated directorships shall be so classified so that all classes of directors shall remain or become equal in number, as nearly as may be practicable. Each director shall hold office for the term for which he is elected or appointed and until his successor shall be elected and shall qualify, or until his death, or until he shall resign or be removed. The successors to the class of directors whose terms expire shall be elected at the annual meeting of stockholders; and those persons who receive the highest number of votes shall be deemed to have been elected. No reduction in number shall have the effect of removing any director prior to the expiration of his term. The number of directors of the Corporation may, from time to time, be increased or decreased in such manner as may be provided in the Bylaws of the Corporation.

          11.3 ELECTION OF DIRECTORS. Election of directors need not be by written ballot unless otherwise provided in the Bylaws.

          11.4 EXPRESS AUTHORIZATION. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                      (a) To adopt, amend or repeal the Bylaws of the Corporation; but the powers of such directors in this regard shall at all times be subject to the rights of the stockholders to alter or repeal such Bylaws at any meeting of stockholders;

                      (b) To authorize and cause to be executed or granted mortgages, security interests and liens upon the real and personal property of the Corporation;

                      (c) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created;

                      (d) By a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of one
          (1) or more of the directors of the Corporation. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the Bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the Bylaws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member; and

              When and as authorized by the affirmative vote of the holders of Common Stock representing a majority of the total combined voting power of all classes of Common Stock, issued and outstanding and entitled to vote generally, given at a stockholders' meeting duly called upon such notice as is required by law, or when authorized by the written consent of the holders of a majority of the voting power of all classes of Common Stock issued and outstanding and entitled to vote, or as otherwise required by the Act, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the Corporation.

                                    ARTICLE XII.

                                       BYLAWS

          12.1 BYLAWS. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of the Corporation. In addition, the Bylaws of the Corporation may be adopted, repealed, altered, amended, or rescinded by the affirmative vote of the holders of Common Stock representing sixty-six and two-thirds percent (66-2/3%) of the total combined voting power of all classes of Common Stock entitled to vote generally in the election of directors, issued and outstanding and entitled to vote thereon.

     IN WITNESS WHEREOF, Dobson Communications Corporation has caused its corporate seal to be hereunto affixed and this Amended and Restated Certificate of Incorporation to be signed by Everett R. Dobson, its President and attested by Stephen T. Dobson, its Secretary, this _____ day of _________________, 2000.


                                       DOBSON COMMUNICATIONS CORPORATION



                                       ---------------------------------
                                       Ronald L. Ripley, Vice President

Attest:


----------------------------------
Trent LeForce, Assistant Secretary



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